PRESS RELEASE Bill Seymour VP of Investor Relations and Treasury T + 1 952 556 1844 bill.seymour@entegris.com

Exhibit 99.1
FOR RELEASE AT 6:00 AM EDT

ENTEGRIS REPORTS RESULTS FOR FIRST QUARTER OF 2022

•First-quarter revenue of $650 million, increased 27% from prior year
•First-quarter GAAP diluted EPS of $0.92, increased 48%
•First-quarter non-GAAP diluted EPS of $1.06, increased 51%

BILLERICA, Mass., April 26, 2022 - Entegris, Inc. (NASDAQ: ENTG), today reported its financial results for the Company’s first quarter ended April 2, 2022.
First-quarter sales were $649.6 million, an increase of 27% from the same quarter last year. First-quarter GAAP net income was $125.7 million, or $0.92 per diluted share, which included $12.7 million of amortization of intangible assets, $5.0 million of deal and transaction costs and $4.7 million of term loan ticking fees. Non-GAAP net income was $145.1 million for the first quarter and non-GAAP earnings per diluted share was $1.06.
Bertrand Loy, Entegris’ president and chief executive officer, said: “We delivered a record performance in the first quarter. These results were driven in large part by our team’s great execution, in what remains a dynamic operating environment. Growth was significant across all three divisions, driven by robust industry conditions and more wafers produced at the leading edge, which continues to translate into strong demand for our solutions.”

Mr. Loy added: “While supply chain issues continue to be a concern for the balance of the year, industry growth remains robust and we expect record demand for our products. As a result we are raising our outlook for the full year 2022. Looking further ahead, we continue to have a high degree of conviction in the positive secular growth of the semiconductor market; the rapid pace of transition to more complex device architectures; and the growing importance of our value proposition, which will result in a steadily expanding Entegris content per wafer.”

Mr. Loy added: “Finally, we are pleased with the progress we have made toward the pending acquisition of CMC Materials, and continue to expect that it will close in the second half of this year. We look forward to completing the combination and to welcoming the CMC team to Entegris.”

Quarterly Financial Results Summary
(in thousands, except percentages and per share data)

GAAP Results	April 2, 2022	April 3, 2021	December 31, 2021
Net sales	$649,646	$512,844	$635,204
Operating income	$163,346	$113,978	$159,544
Operating margin - as a % of net sales	25.1%	22.2%	25.1%
Net income	$125,705	$84,676	$118,219
Diluted earnings per common share	$0.92	$0.62	$0.87
Non-GAAP Results
Non-GAAP adjusted operating income	$182,251	$128,036	$176,770
Non-GAAP adjusted operating margin - as a % of net sales	28.1%	25.0%	27.8%
Non-GAAP net income	$145,133	$95,513	$131,783
Diluted non-GAAP earnings per common share	$1.06	$0.70	$0.96

Second-Quarter Outlook
For the second quarter ending April 2, 2022, the Company expects sales of $660 million to $680 million, net income of $92 million to $99 million and diluted earnings per common share between $0.67 and $0.72. On a non-GAAP basis, the Company expects diluted earnings per common share to range from $1.02 to $1.07, reflecting net income on a non-GAAP basis in the range of $140 million to $147 million.

Segment Results
The Company reports its results in the following segments:
Specialty Chemicals and Engineered Materials (SCEM): SCEM provides high-performance and high-purity process chemistries, gases and materials, and safe and efficient delivery systems to support semiconductor and other advanced manufacturing processes.
Microcontamination Control (MC): MC offers solutions to filter and purify critical liquid chemistries and gases used in semiconductor manufacturing processes and other high-technology industries.
Advanced Materials Handling (AMH): AMH develops solutions to monitor, protect, transport and deliver critical liquid chemistries, wafers and other substrates for a broad set of applications in the semiconductor, life sciences and other high-technology industries.

First-Quarter Results Conference Call Details
Entegris will hold a conference call to discuss its results for the first quarter on Tuesday, April 26, 2022, at 9:00 a.m. Eastern Time. Participants should dial 888-220-8451 or +1 323-794-2588, referencing confirmation code 7732706. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. For a replay of the call, please Click Here using passcode 7732706. The on-demand playback will be available for six weeks after the conclusion of the teleconference. The call can also be accessed live and on-demand from the Investor Relations section of www.entegris.com.

Management’s slide presentation concerning the results for the first quarter will be posted on the Investor Relations section of www.entegris.com Tuesday morning before the call.

Entegris, Inc. - page 2 of 13

About Entegris
Entegris is a world-class supplier of advanced materials and process solutions for the semiconductor and other high-tech industries. Entegris has approximately 6,600 employees throughout its global operations and is ISO 9001 certified. It has manufacturing, customer service and/or research facilities in the United States, Canada, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

Non-GAAP Information
The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA, adjusted gross profit, adjusted segment profit, adjusted operating income, non-GAAP net income, non-GAAP adjusted operating margin and diluted non-GAAP earnings per common share, together with related measures thereof, are considered “non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company provides supplemental non-GAAP financial measures to better understand and manage its business and believes these measures provide investors and analysts additional and meaningful information for the assessment of the Company’s ongoing results. Management also uses these non-GAAP measures to assist in the evaluation of the performance of its business segments and to make operating decisions. Management believes that the Company’s non-GAAP measures help indicate the Company’s baseline performance before certain gains, losses or other charges that may not be indicative of the Company’s business or future outlook, and that non-GAAP measures offer a more consistent view of business performance. The Company believes the non-GAAP measures aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for such items and providing a level of disclosure that will help investors generally understand how management plans, measures and evaluates the Company’s business performance. Management believes that the inclusion of non-GAAP measures provides greater consistency in its financial reporting and facilitates investors’ understanding of the Company’s historical operating trends by providing an additional basis for comparisons to prior periods. The reconciliations of GAAP gross profit to adjusted gross profit, GAAP segment profit to adjusted operating income, GAAP net income to adjusted operating income and adjusted EBITDA, GAAP net income and diluted earnings per common share to non-GAAP net income and diluted non-GAAP earnings per common share and GAAP outlook to non-GAAP outlook are included elsewhere in this release.

Additional Information about the Acquisition and Where to Find It
This news release does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This news release relates to a proposed business combination between Entegris and CMC Materials, Inc. (“CMC”). In connection with the proposed transaction, on January 28, 2022, Entegris filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”) that includes a proxy statement of CMC and that also constitutes a prospectus of Entegris. Each of Entegris and CMC may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement/prospectus or Registration Statement or any other document that Entegris or CMC may file with the SEC. The Registration Statement was declared effective by the SEC on January 28, 2022 and CMC commenced mailing of the definitive proxy statement/prospectus to its stockholders on or about January 28, 2022. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Entegris and CMC, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Entegris will be available free of charge on Entegris’ website at http://Entegris.com or by contacting Entegris’ Investor Relations Department by email at irelations@Entegris.com or by phone at +1 978-436-6500. Copies of the documents filed with the SEC by CMC will be available free of charge on CMC’s website at www.CMCmaterials.com/investors or by contacting CMC’s Investor Relations Department by email at investors@CMCmaterials.com by phone at +1 630-499-2600.

Cautionary Note on Forward Looking Statements
This news release may contain statements that are not historical facts and are “forward-looking statements” within the meaning of U.S. securities laws. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements may include statements about: the ability of Entegris and the Escrow Issuer to consummate the proposed notes offering; the impact of the COVID-19 pandemic on Entegris’ operations and markets, including supply chain issues related thereto; future period guidance or projections; Entegris’ performance relative to its
Entegris, Inc. - page 3 of 13

markets, including the drivers of such performance; market and technology trends, including the duration and drivers of any growth trends and the impact of the COVID-19 pandemic on such trends; the development of new products and the success of their introductions; the focus of Entegris’ engineering, research and development projects; Entegris’ ability to execute on its business strategies, including with respect to Entegris’ expansion of its manufacturing presence in Taiwan; Entegris’ capital allocation strategy, which may be modified at any time for any reason, including share repurchases, dividends, debt repayments and potential acquisitions; the impact of the acquisitions Entegris has made and commercial partnerships it has established; future capital and other expenditures, including estimates thereof; Entegris’ expected tax rate; the impact, financial or otherwise, of any organizational changes; the impact of accounting pronouncements; quantitative and qualitative disclosures about market risk; anticipated results of operations, business strategies of Entegris, CMC and the combined company; anticipated benefits of the Acquisition; the anticipated impact of the Acquisition on Entegris’ and CMC’s business and future financial and operating results; the expected amount and timing of synergies from the Acquisition; the anticipated closing date for the Acquisition and other aspects of CMC’s and Entegris’ operations or operating results; and other matters. These forward-looking statements are based on current management expectations and assumptions only as of the date of this news release, are not guarantees of future performance and involve substantial risks and uncertainties (many of which are beyond Entegris’ control and are difficult to predict) that could cause actual results of Entegris, CMC and/or the combined company following the Acquisition to differ materially and adversely from the results expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, but are not limited to: (i) weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for Entegris’ and CMC’s products and solutions; (ii) Entegris’ and CMC’s ability to meet rapid demand shifts; (iii) Entegris’ and CMC’s ability to continue technological innovation and introduce new products to meet customers’ rapidly changing requirements; (iv) Entegris’ and CMC’s ability to protect and enforce intellectual property rights; (v) operational, political and legal risks of Entegris’ and CMC’s international operations; (vi) Entegris’ debt profile after giving effect to the CMC acquisition; (vii) the increasing complexity of certain manufacturing processes; (viii) raw material shortages, supply and labor constraints and price increases; (ix) changes in government regulations of the countries in which Entegris and CMC operate; (x) the imposition of tariffs, export controls and other trade laws and restrictions and changes foreign and national security policy, especially as they relate to China and as may arise with respect to recent developments regarding Russia and Ukraine; (xi) the fluctuation of currency exchange rates; fluctuations in the market price of Entegris’ stock; (xii) the level of, and obligations associated with, Entegris’ indebtedness, including the notes, and the risks related to holding the notes; (xiii) the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; (xiv) the ongoing conflict between Russia and Ukraine and the global response to it; and (xv) the other risk factors and additional information described in Entegris’ filings with the SEC. In addition, risks that could cause actual results to differ from forward-looking statements include: the prompt and effective integration of CMC’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the Acquisition; the risk associated with the timing of the closing of the Acquisition, including the risk that the conditions to the Acquisition are not satisfied on a timely basis or at all and the failure of the Acquisition to close for any other reason; the risk that a regulatory consent or authorization that may be required for the Acquisition is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the Acquisition, the outcome of any legal proceedings related to the Acquisition, the response and retention of business partners and employees as a result of the announcement and pendency of the Acquisition; and the diversion of management time on transaction-related issues. These risks, as well as other risks related to the proposed transaction, are included in the offering memorandum. While the list of factors presented here is, and the list of factors to be presented in the offering memorandum are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For a more detailed discussion of such risks and other factors, see Entegris’ and CMC’s filings with the Securities and Exchange Commission, including under the heading “Risks Factors” in Item 1A of Entegris’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 4, 2022, CMC’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, which was filed with the SEC on November 12, 2021 and amended by the Form 10-K/A filed with the SEC on January 19, 2022, and CMC’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2021, which was filed with the SEC on February 3, 2022, and in other periodic filings, available on the SEC website or www.entegris.com or www.cmcmaterials.com. Entegris and CMC assume no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

Entegris, Inc. - page 4 of 13

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	April 2, 2022	April 3, 2021	December 31, 2021
Net sales	$649,646	$512,844	$635,204
Cost of sales	339,826	277,858	340,114
Gross profit	309,820	234,986	295,090
Selling, general and administrative expenses	87,108	71,389	77,366
Engineering, research and development expenses	46,715	37,748	45,940
Amortization of intangible assets	12,651	11,871	12,240
Operating income	163,346	113,978	159,544
Interest expense, net	12,864	11,581	9,434
Other expense, net	4,902	4,330	1,888
Income before income tax expense	145,580	98,067	148,222
Income tax expense	19,875	13,391	30,003
Net income	$125,705	$84,676	$118,219

Basic earnings per common share:	$0.93	$0.63	$0.87
Diluted earnings per common share:	$0.92	$0.62	$0.87

Weighted average shares outstanding:
Basic	135,670	135,068	135,495
Diluted	136,552	136,502	136,629

Entegris, Inc. - page 5 of 13

Entegris, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 2, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$352,732	$402,565
Trade accounts and notes receivable, net	372,759	347,413
Inventories, net	545,607	475,213
Deferred tax charges and refundable income taxes	34,755	35,312
Other current assets	63,482	52,867
Total current assets	1,369,335	1,313,370
Property, plant and equipment, net	698,574	654,098
Other assets:
Right-of-use assets	69,713	66,563
Goodwill	793,861	793,702
Intangible assets, net	322,289	335,113
Deferred tax assets and other noncurrent tax assets	17,820	17,671
Other	11,848	11,379
Total assets	$3,283,440	$3,191,896
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$133,956	$130,734
Accrued liabilities	173,031	199,131
Income tax payable	64,674	49,136
Total current liabilities	371,661	379,001
Long-term debt, excluding current maturities	937,349	937,027
Long-term lease liability	62,110	60,101
Other liabilities	92,002	101,986
Shareholders’ equity	1,820,318	1,713,781
Total liabilities and equity	$3,283,440	$3,191,896

Entegris, Inc. - page 6 of 13

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	April 2, 2022	April 3, 2021
Operating activities:
Net income	$125,705	$84,676
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23,905	22,095
Amortization	12,651	11,871
Stock-based compensation expense	9,285	7,138
Other	195	8,166
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts and notes receivable	(31,171)	(21,564)
Inventories	(77,476)	(39,337)
Accounts payable and accrued liabilities	(22,323)	(28,591)
Income taxes payable, refundable income taxes and noncurrent taxes payable	16,760	(3,588)
Other	6,257	12,249
Net cash provided by operating activities	63,788	53,115
Investing activities:
Acquisition of property and equipment	(84,405)	(43,330)
Other	1,123	72
Net cash used in investing activities	(83,282)	(43,258)
Financing activities:
Proceeds from revolving credit facility and long-term debt	79,000	—
Payments of revolving credit facility and long-term debt	(79,000)	—
Payments for dividends	(13,895)	(10,908)
Issuance of common stock	3,379	1,572
Taxes paid related to net share settlement of equity awards	(16,117)	(15,038)
Repurchase and retirement of common stock	—	(15,000)
Other	(962)	(1)
Net cash (used in) financing activities	(27,595)	(39,375)
Effect of exchange rate changes on cash and cash equivalents	(2,744)	(2,855)
(Decrease) in cash and cash equivalents	(49,833)	(32,373)
Cash and cash equivalents at beginning of period	402,565	580,893
Cash and cash equivalents at end of period	$352,732	$548,520

Entegris, Inc. - page 7 of 13

Entegris, Inc. and Subsidiaries
Segment Information
(In thousands)
(Unaudited)

	Three months ended
Net sales	April 2, 2022	April 3, 2021	December 31, 2021
Specialty Chemicals and Engineered Materials	$196,421	$166,541	$188,004
Microcontamination Control	266,637	207,099	258,866
Advanced Materials Handling	198,113	148,541	197,703
Inter-segment elimination	(11,525)	(9,337)	(9,369)
Total net sales	$649,646	$512,844	$635,204

	Three months ended
Segment profit	April 2, 2022	April 3, 2021	December 31, 2021
Specialty Chemicals and Engineered Materials	$48,851	$34,556	$47,215
Microcontamination Control	98,618	70,566	94,203
Advanced Materials Handling	46,690	32,095	45,304
Total segment profit	194,159	137,217	186,722
Amortization of intangibles	12,651	11,871	12,240
Unallocated expenses	18,162	11,368	14,938
Total operating income	$163,346	$113,978	$159,544

Entegris, Inc. - page 8 of 13

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(In thousands)
(Unaudited)

	Three months ended
	April 2, 2022	April 3, 2021	December 31, 2021
Net sales	$649,646	$512,844	$635,204
Gross profit-GAAP	$309,820	$234,986	$295,090
Adjustments to gross profit:
Charge for fair value mark-up of acquired inventory sold	—	—	428
Adjusted gross profit	$309,820	$234,986	$295,518

Gross margin - as a % of net sales	47.7%	45.8%	46.5%
Adjusted gross margin - as a % of net sales	47.7%	45.8%	46.5%

Entegris, Inc. - page 9 of 13

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Segment Profit to Adjusted Operating Income
(In thousands)
(Unaudited)

	Three months ended
Segment profit-GAAP	April 2, 2022	April 3, 2021	December 31, 2021
Specialty Chemicals and Engineered Materials (SCEM)	$48,851	$34,556	$47,215
Microcontamination Control (MC)	98,618	70,566	94,203
Advanced Materials Handling (AMH)	46,690	32,095	45,304
Total segment profit	194,159	137,217	186,722
Amortization of intangible assets	12,651	11,871	12,240
Unallocated expenses	18,162	11,368	14,938
Total operating income	$163,346	$113,978	$159,544

	Three months ended
Adjusted segment profit	April 2, 2022	April 3, 2021	December 31, 2021
SCEM segment profit	$48,851	$34,556	$47,215
Severance and restructuring costs	—	47	—
Charge for fair value write-up of acquired inventory sold	—	—	428
SCEM adjusted segment profit	$48,851	$34,603	$47,643

MC segment profit	$98,618	$70,566	$94,203
Severance and restructuring costs	—	51	—
MC adjusted segment profit	$98,618	$70,617	$94,203

AMH segment profit	$46,690	$32,095	$45,304
Severance and restructuring costs	—	37	—
AMH adjusted segment profit	$46,690	$32,132	$45,304

Unallocated general and administrative expenses	$18,162	$11,368	$14,938
Unallocated deal and integration costs	(6,254)	(2,044)	(4,558)
Unallocated severance and restructuring costs	—	(8)	—
Adjusted unallocated general and administrative expenses	$11,908	$9,316	$10,380

Total adjusted segment profit	$194,159	$137,352	$187,150
Adjusted amortization of intangible assets	—	—	—
Adjusted unallocated general and administrative expenses	11,908	9,316	10,380
Total adjusted operating income	$182,251	$128,036	$176,770
Entegris, Inc. - page 10 of 13

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three months ended
	April 2, 2022	April 3, 2021	December 31, 2021
Net sales	$649,646	$512,844	$635,204
Net income	$125,705	$84,676	$118,219
Net income - as a % of net sales	19.3%	16.5%	18.6%
Adjustments to net income:
Income tax expense	19,875	13,391	30,003
Interest expense, net	12,864	11,581	9,434
Other expense, net	4,902	4,330	1,888
GAAP - Operating income	163,346	113,978	159,544
Operating margin - as a % of net sales	25.1%	22.2%	25.1%
Charge for fair value write-up of acquired inventory sold	—	—	428
Deal and transaction costs	5,008	—	4,744
Integration costs	1,246	2,044	(186)
Severance and restructuring costs	—	143	—
Amortization of intangible assets	12,651	11,871	12,240
Adjusted operating income	182,251	128,036	176,770
Adjusted operating margin - as a % of net sales	28.1%	25.0%	27.8%
Depreciation	23,905	22,095	22,801
Adjusted EBITDA	$206,156	$150,131	$199,571
Adjusted EBITDA - as a % of net sales	31.7%	29.3%	31.4%

Entegris, Inc. - page 11 of 13

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income and Diluted Earnings per Common Share to Non-GAAP Net Income and Diluted Non-GAAP Earnings per Common Share
(In thousands, except per share data)
(Unaudited)

	Three months ended
	April 2, 2022	April 3, 2021	December 31, 2021
GAAP net income	$125,705	$84,676	$118,219
Adjustments to net income:
Charge for fair value write-up of inventory acquired	—	—	428
Deal and transaction costs	5,008	—	4,744
Integration costs	1,246	2,044	(186)
Severance and restructuring costs	—	143	—
Term loan ticking fee	4,683	—	—
Amortization of intangible assets	12,651	11,871	12,240
Tax effect of adjustments to net income and discrete items[1]	(4,160)	(3,221)	(3,662)
Non-GAAP net income	$145,133	$95,513	$131,783

Diluted earnings per common share	$0.92	$0.62	$0.87
Effect of adjustments to net income	$0.14	$0.08	$0.10
Diluted non-GAAP earnings per common share	$1.06	$0.70	$0.96
1The tax effect of pre-tax adjustments to net income was calculated using the applicable marginal tax rate during the respective years.
Entegris, Inc. - page 12 of 13

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Outlook to Non-GAAP Outlook
(In millions, except per share data)
(Unaudited)

Second-Quarter Outlook
Reconciliation GAAP net income to non-GAAP net income	July 2, 2022
GAAP net income	$92 - $99
Adjustments to net income:
Deal, transaction and integration costs	17
Amortization of intangible assets	12
Interest costs relating to financing of CMC transaction	31
Income tax effect	(12)
Non-GAAP net income	$140 - $147

Second-Quarter Outlook
Reconciliation GAAP diluted earnings per share to non-GAAP diluted earnings per share	July 2, 2022
Diluted earnings per common share	$0.67 - $0.72
Adjustments to diluted earnings per common share:
Deal, transaction and integration costs	0.12
Amortization of intangible assets	0.09
Interest costs relating to financing of CMC transaction	0.23
Income tax effect	(0.09)
Diluted non-GAAP earnings per common share	$1.02 - $1.07

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